EXHIBIT 10.31

CONTRACT RS-789/95, EXECUTED BY AND BETWEEN COPESUL — COMPANHIA PETROQUÍMICA DO SUL AND POLIOLEFINAS S.A.

COPESUL — Companhia Petroquímica do Sul, established at BR-386, Tabai/Canoas Roadway, Km. 419, Southern Petrochemical Pole, in Triunfo-RS — Zip Code 95853-000, enrolled in the General Registry of Taxpayers of the Ministry of Finance under No. 88 948 492/0001-92, hereinafter named COPESUL, represented in this act pursuant to its By-laws by its Directors ROGÉRIO AFFONSO DE OLIVEIRA and REGIS LEMOS DE ABREU, and POLIOLEFINAS S.A., established at Rua Alexandre Dumas No. 2016, Chácara Santo Antonio, in the city of São Paulo-SP, enrolled in the General Registry of Taxpayers of the Ministry of Finance under No. 62 336 946/0001-80, and industrial plant at BR-386, Tabai/Canoas Roadway, Km. 419, unit 27, Southern Petrochemical Pole, in Triunfo-RS, enrolled in the General Registry of Taxpayers of the Ministry of Finance under No. 62 336 946/0007-76, hereinafter named POLIOLEFINAS, legally represented in this act by its Director LUIZ EDUARDO EMATNE and by its Proxy EDSON BARROS MAIA, have mutually agreed to execute this contract of purchase and sale of raw materials.

FIRST CLAUSE — SUBJECT MATTER

1.1.	The subject matter of this contract is the future supply and acquisition of ethylene arising from COPESUL’s Expansion Project anticipated for the second semester of 1998, whereby COPESUL obliges to sell to POLIOLEFINAS, and the latter, to purchase.

SECOND CLAUSE — RISKS AND RESPONSIBILITIES

2.1.	POLIOLEFINAS is fully knowledgeable that there are risks associated to the utilization of ETHYLENE, subject matter of this contract, and agrees that its personnel is aware of such risks, undertaking full responsibility for advising, training and protecting its employees, contracted parties, and customers, with respect to the risks to people and property, somehow related to the products.

2.2.	COPESUL provides no warranty that the ETHYLENE supplied will be suitable for any particular utilization, except as to the specification and supply conditions set forth in the Fourth Clause — SUPPLY AND TRANSFER OF TITLE, and in Enclosure I — QUALITY. POLIOLEFINAS further undertakes full responsibility for the results of the utilization of the products in its facilities, alone or combined with other products or substances and in any manufacturing process whereby the product is utilized as component or raw material.

2.3.	Upon compliance with the specification and supply conditions included in the Fourth Clause — SUPPLY AND TRANSFER OF TITLE, and in Enclosure I - QUALITY, POLIOLEFINAS obliges to maintain COPESUL free and safe from any claims, damages and/or losses incurred by itself or caused to third parties, resulting from the performance of this contract, attributed as being the responsibility of POLIOLEFINAS and/or its agents, contracted parties, third parties under its responsibility, or anyhow related thereto.

2.4.	Considering the features of the interlinked system for distribution of ETHYLENE, subject matter of this contract, POLIOLEFINAS will endeavor that the consumption flow of the ETHYLENE be as uniform as possible, under the technical-operational features of the processes utilized in its industrial facilities, observing the physical conditions on POLIOLEFINAS’ battery limit, set forth in Enclosure I — QUALITY.

2.5.	Up to October 30 of every year, POLIOLEFINAS will provide a forecast for ETHYLENE’s consumption during the following calendar year, which should comply with the annual consumption limits set forth in Enclosure II - QUANTITIES.

2.6.	COPESUL and POLIOLEFINAS should always maintain the other party informed with respect to the dates anticipated for their scheduled maintenance stoppages in excess of 5 (five) days, providing the ETHYLENE production/consumption scheduling during them, in writing and at least 180 (one hundred and eighty) days in advance.

2.7.	COPESUL will be responsible for the supply of ETHYLENE.

2.7.1.	COPESUL shall maintain adequate inventory of ETHYLENE for, on or about the time of general maintenance stoppages or any other previously known significant event, ensuring the supply as set forth in the Fifth Clause — STOPPAGES.

THIRD CLAUSE — TERM

3.1.	This contract is valid for 15 (fifteen) years, as of the date of the operational start-up under the expansion, renewable for consecutive periods of 5 (five) years, by mutual agreement of the parties, and might be terminated at any time in the event of institutional changes or any force-majeure causes that significantly impact the productive capacity of the other party, and the interested party should notify the other party, in writing and at least 24 (twenty-four) months before the expiration of the respective contractual periods, of its intent of not extending it.

FOURTH CLAUSE — SUPPLY AND TRANSFER OF TITLE

4.1.	COPESUL warrants, on regular conditions of supply, the delivery of ETHYLENE on continuous flow, according to the physical conditions and the specification contained in Enclosure I — QUALITY, by a gasduct directly interconnecting its and POLIOLEFINAS’ facilities.

4.2.	The title to the ETHYLENE supplied by COPESUL will be deemed to be transferred to POLIOLEFINAS as of the point of delivery, so defined as the point located immediately downstream the “Official Clocks”.

4.3.	All methods and procedures relating to metrics of the quantities supplied, the installation and calibration of the clocks, the frequency of measurements, and ways for reconciling any differences encountered on the measurements taken, are defined in Enclosure III — METRICS, and in Technical Rule COPESUL N-IS-001-93a, integral parts of this contract.

4.4.	The ETHYLENE supplied by COPESUL that does not meet the specification and the conditions of supply defined in this clause and in Enclosure I - QUALITY, might not be accepted by POLIOLEPINAS, in which case the deliveries will be interrupted until COPESUL has available ETHYLENE in conditions of supply. In such instances, COPESUL will keep POLIOLEFINAS informed of its actions and expectations with respect to the prompt restoration of the regular conditions of supply, endeavoring to provide POLIOLEFINAS’ consumption requirements.

4.4.1.	If POLIOLEFINAS, upon timely notice, formally accepts out of specification ETHYLENE, COPESUL will be relieved of any liability for direct, indirect or consequential damages incurred by POLIOLEFINAS and/or other consumers supplied by the latter, arising from the utilization of this product.

4.4.2.	The acceptance by POLIOLEFINAS of a certain amount of out of specification ETHYLENE does not imply, under any circumstances, in its obligation to accept other quantities on such conditions.

4.5.	If the ETHYLENE supplied by COPESUL is out of the specification warranted under Enclosure I — QUALITY and this fact, for some internal problem of COPESUL, is not timely informed to POLIOLEFINAS, COPESUL obliges to review the claims relating to POLIOLEFINAS’ contaminated end product, and provided that such claims are technically proven and recognized by both parties, to negotiate a manner of reimbursement.

FIFTH CLAUSE — STOPPAGES

5.1.	At the time of the scheduled maintenance stoppages, pursuant to item 2.6 in this contract, the following will apply:

5.1.1.	COPESUL and POLIOLEFINAS are relieved of complying with the provisions in item II.1 of Enclosure II — QUANTITIES, during the corresponding period.

5.1.2.	COPESUL will distribute the ETHYLENE proportionally to the maximum annual quantity contracted with each user of its Raw Materials Center, and based on its availability, informing 30 (thirty) days in advance the quantity available to POLIOLEFINAS.

5.2.	COPESUL and POLIOLEFINAS will keep the other party informed of any events that might jeopardize the regular supply of ETHYLENE, and endeavor all efforts for promptly restoring regular supplies.

5.3.	If there is a reduction caused by COPESUL, in the supply of any utilities required for POLIOLEFINAS’ production process, which would imply in the reduction in consumption of the quantities of ETHYLENE defined in Enclosure II — QUANTITIES, POLIOLEFINAS is relieved of complying with the minimum quantities for the corresponding period.

SIXTH CLAUSE — TERMINATION

6.1.	COPESUL and POLIOLEFINAS might, unilaterally and in full right, terminate this contract, irrespective or judicial or extra judicial action, without entitling the other party to any claim and/or indemnity, in the following instances:

6.1.1.	Breach of any contractual clause or condition;

6.1.2.	bankruptcy, dissolution, judicial or extra judicial liquidation or settlement with creditors, by either party, requested, confirmed or declared;

6.1.3.	partial or total transfer of this contract to third parties, with no consent by the other party.

6.2.	Except for force-majeure or incidental reasons, which relieve the parties’ responsibility, COPESUL and/or POLIOLEFINAS might terminate this contract at any time and at the exclusive discretion of the interested party, however, the practice of this option should be communicated, in writing, to the other contracting party, at least 12 (twelve) months in advance, and the party who thus terminates the contract obliges to pay the other party an amount equivalent to the ETHYLENE’s value of supply corresponding to the contractual minimum of 6 (six) months, to be paid during the twelfth month of the notice period and based on the prices in force in the first day of that month.

SEVENTH CLAUSE — GENERAL PROVISIONS

7.1.	COPESUL and POLIOLEFINAS might not, without previous and explicit authorization by the other party:

7.1.1.	assign or pledge, at any title, totally or partially, credits of any nature whatsoever, resulting or arising from this contract;

7.1.2.	transfer this contract, totally or partially;

7.1.3.	utilize, mention or quote the other party’s name, or equivalent expression, in advertising or publicity message, at any title whatsoever.

7.2.	Neither party will be liable for non complying with a contractual clause or condition, if it is evidenced an unexpected interference in its productive process, caused by fire, explosion, obstruction or damage to machines and equipment in its industrial plant, jeopardizing its operation.

7.3.	When required, COPESUL and POLIOLEFINAS might, by mutual agreement, reappraise Enclosure I — QUALITY, Enclosure III — METRICS, Enclosure IV - PRICES AND ADJUSTMENTS, Enclosure V — TERMS OF PAYMENT and Enclosure VI - TECHNICAL RULE COPESUL N-IS-001-93a in this contract, fitting them to the new existing conditions.

7.4.	The return to COPESUL of possible petrochemical effluents from POLIOLEFINAS’ industrial plant will be governed by specific contractual instrument.

7.5.	The documents listed below are attached to this instrument, fully integrating it, to wit:

ENCLOSURE I — QUALITY; ENCLOSURE II — QUANTITIES; ENCLOSURE Ill — METRICS; ENCLOSURE IV — PRICES AND ADJUSTMENT; ENCLOSURE V — TERMS OF PAYMENT; ENCLOSURE VI — TECHNICAL RULE COPESUL N-IS-001-93a.

EIGHTH CLAUSE — FORUM

8.1.	It is elected the Forum in the city of Triunfo, State of Rio Grande do Sul, as having jurisdiction for settling any questions arising from this contract or its performance, formally resigning to any other, whatever more privileged it might be.

And being thus agreed and engaged, the parties sign this contract on 2 (two) copies of equal content and configuration, for the same single effect, with 5 (five) pages, in the presence of the witnesses undersigned, for all legal purposes.

Triunfo, August 30, 1995.

(Signed by) ROGÉRIO AFFONSO DE OLIVEIRA, Director	(Signed by) REGIS LEMOS DE ABREU, Director

COPESUL — COMPANHIA PETROQUÍMICA DO SUL

(Signed by) LUIZ EDUARDO EMATNE, Director	(Signed by) EDSON BARROS MAIA, Proxy

POLIOLEFINAS S.A.

Witnesses:

(illegible signature) Name: Bruno Albuquerque Piovesan CPF: 228 982 800-97	(illegible signature) Name: Cláudio Fernandez Reinert CPF: 262 722 100-00

LIST OF ENCLOSURES TO CONTRACT RS-789/95

The enclosures to this contract, referred to below by their names, are duly authenticated by the following representatives of the contracting parties:

By COPESUL — Companhia Petroquímica do Sul Name: Bruno Albuquerque Piovesan Initials:

By POLIOLEFINAS S.A. Name: Cláudio Fernandes Reinert Initials:

ENCLOSURE I — QUALITY; ENCLOSURE II — QUANTITIES; ENCLOSURE Ill — METRICS; ENCLOSURE IV — PRICES AND ADJUSTMENT; ENCLOSURE V — TERMS OF PAYMENT; ENCLOSURE VI — TECHNICAL RULE COPESUL N-IS-001-93a.

(Signed by) ROGÉRIO AFFONSO DE OLIVEIRA, Director	(Signed by) REGIS LEMOS DE ABREU, Director

COPESUL — COMPANHIA PETROQUÍMICA DO SUL

(Signed by) LUIZ EDUARDO EMATNE, Director	(Signed by) EDSON BARROS MAIA, Proxy

POLIOLEFINAS S.A.

CONTRACT RS-789/95 - ENCLOSURE I - QUALITY

I.1.	During the delivery of the product, daily, on hours defined by the parties, COPESUL will collect at its plant, for quality control purposes, 3 (three) samples of ETHYLENE, keeping 2 (two) as evidence for the period of 3 (three) days.

I.1.1.	For comparison purposes, if required by POLIOLEFINAS, COPESUL obliges to sample the product received at the battery limit of POLIOLEFINAS, on the same hours set forth in item I.1 above.

I.1.2.	The result of the ETHYLENE’s total analysis should be ready as of 12 (twelve) hours after the sampling time, and will be sent to POLIOLEFINAS.

I.1.3.	In addition to the analyses mentioned in I.1 and I.1.1, COPESUL will make available to POLIOLEFINAS the results of the routine analyses performed on the ETHYLENE.

I.2	COPESUL will endeavor, by a Quality Plan, to assure the ETHYLENE’s quality, utilizing methods for control and monitoring of the process, which evidence its stability and capability, so as to ensure that the results of the analyses set out in item I.1 be extended throughout the daily production period.

I.3.	If POLIOLEFINAS detects the existence of contaminants or inobservance of minimum purity, which are disturbing its productive process, it will notify COPESUL to this effect. COPESUL obliges to promptly collect sample and perform analysis for confirmation and quantification of such fact, and if confirmed that the ETHYLENE is out of specification, will take the corrective actions required for restoring the supply in accordance with the specification warranted. This sampling and analysis should continue at proper intervals, until the purity or the contaminants are once more within the contractual limits defined in item I.5 of this enclosure (Ethylene’s Technical Specification table).

I.3.1.	if the ETHYLENE is out of specification due to inobservance of the minimum purity specified in this Enclosure, the prices will be reduced so as to maintain the same unit price on terms of product content, during the period in which the specification is not met.

I.3.2.	If the ETHYLENE is out of specification due to the tenor of maximum contaminants defined in this Enclosure, there should be a reduction of up to 20% (twenty percent) in the sale price of the quantities that might be accepted by POLIOLEFINAS, by a factor calculated according to the following equation, during the period in which the specification is not met, and applying the greatest reducing factor, in the event of contamination by multiple components:

Factor (%) =	10 ×	(NVC)2	, where:

CG

CG =	contaminant’s severity rate, defined in the “severity” column of the Ethylene’s Technical Specification table, which is included in this Enclosure;

NVC =	number of times by which the contaminant’s limit is exceeded, calculated according to the following formula:

NVC =	(AR - EG)	, where:

EG

AR =	Analysis representative of the out of specification product;

EG =	Warranted specification, defined in item. I.5 in this Enclosure;

I.4.	If a discrepancy occurs as to the quality of the ETHYLENE, POLIOLEFINAS should inform COPESUL, within the period defined in item I.1, and the latter will analyze one of the evidence samples and trail the process variables, subsidizing a joint decision by the companies.

I.4.1.	If the quality deficiency of the ETHYLENE is demonstrated, the provisions in items I.3.1 and/or I.3.2. in this enclosure will apply, as the case may be.

I.5.	The technical specification for the supply of ETHYLENE, dealt with in this contract, as well as the respective methods of analysis to be performed by COPESUL, are set forth in the Ethylene’s Technical Specification table, included in this Enclosure.

I.5.1.	Any change in the methodology should be previously informed to POLIOLEFINAS, for acknowledgement of such revision.

I.5.2.	The ASTM E-29 method will be utilized as rounding-off criterion and limit of acceptance of the analyses’ results.

I.6.	The conditions for supply of ETHYLENE warranted by COPESUL at POLIOLEFINAS’ battery limit are defined below:

Variables	Temperature	ETHYLENE
Pressure	kg/cm2 abs./minimum	37

Pressure	kg/cm2 abs./maximum	43

Temperature	Celsius/maximum	45

Temperature	Celsius/minimum	05

I.7.	COPESUL and POLIOLEFINAS should reach an agreement as to what information is required by POLIOLEFINAS from time to time, for obtaining and maintaining the Certification of the Product’s Quality.

TECHNICAL SPECIFICATION ETHYLENE

		COPESUL
ANALYSIS	UNIT	SPECIFICATION	SEVERITY	ANALYTICAL METHOD
Ethylene	% mol	min. 99.9	-	Capillary gaseous chrom. (1)

Ethane (1)	ppm mol	max. 900	inactive	Capillary gaseous chrom. (1)

Methane (1)	ppm mol	max. 300	inactive	Capillary gaseous chrom. (1)

Nitrogen (1)	ppm mol	max. 20	inactive	Gaseous Chrom.(1)

Other Olefines	ppm mol	max. 10	inactive	Capillary gaseous chrom. (1)

Acetylene (2)	ppm mol	max. 5	2	Capillary gaseous chrom. (1)

Total S	ppm mas.	max. 2	3	ASTM D-4468

H2S	ppm mas.	max. 2	3	Calculation or Gaseous chromat. FPD (2)

Hydrogen	ppm mol	max. 20	inactive	ASTM D-2504

C02 (2)	ppm mol	max. 3	2	ISO 6381

CO (2)	ppm mol	max. 2	2	ISO 6381

O2	ppm mol	max. 3	2	Electrochemical Teledyne

Ammonium hydroxide	ppm mas.	max. 2	3	Calculation or Acid absorption (3)

		COPESUL
ANALYSIS	UNIT	SPECIFICATION	SEVERITY	ANALYTICAL METHOD
Acetone	ppm mas.	max. 2	3	Gaseous chrom. (1)

NOx	ppm mas.	max. 2	3	ASTM D-1607 (4)

Alcohols (3)	ppm mas.	max. 2	2	Gaseous chrom. (1)

Water	ppm mas.	max. 3	2	Automatic Dew Point Meter-Shaw

REMARKS

ANALYSIS:

(1)	The total of ethane + methane + nitrogen might not exceed 1000 ppm mol. COPESUL will endeavor to maintain the ethane’s specification, at most, at 500 ppm mol and in a constant manner.

(2)	The CO’s specification should be reappraised by COPESUL, by a work plan to be detailed by both companies.

(3)	Total of alcohols, such as, methanol, ethanol and isopropanol.

ANALYTICAL METHOD:

(1)	According to table 2 of ASTM D-5234;

(2)	H2S will be analyzed per FPD, if Total Sulfur, converted stechiometrically, is greater than H2S’ specification;

(3)	Ammonium hydroxide will be analyzed by acid absorption, if Total Nitrogen is greater than NOx or Ammonium hydroxide’s specification, according to table 2 of ASTM D-5234;

(4)	Method to be implemented NFQ018, based on ASTM D-4629.

The following are deemed to be contaminants in the ETHYLENE: acetylene, total sulfur, hydrogen sulfide, carbon monoxide, carbon dioxide, oxygen, ammonium hydroxide, acetone, nitrogen oxides, alcohols and water.

The following are deemed to be inactive in the ETHYLENE: ethane, methane, nitrogen, other olefines and hydrogen.

CONTRACT RS-789/95 - ENCLOSURE II - QUANTITIES

II.1.	The contracted quantities of ETHYLENE, except for the provisions in the Fifth Clause - STOPPAGES, are the following:

CONSUMPTION IN TONS
	ANNUAL		MONTHLY		HOURLY LOW
ETHYLENE	MINIMUM	MAXIMUM	AVERAGE	MAXIMUM	AVERAGE	MAXIMUM
	120,000	200,000	16,667	17,762	22.83	24.36

The calculation base for establishing the monthly average, is the maximum annual consumption divided by the number of months in the year; and for the hourly average flow, it is the maximum annual consumption divided by 365 days and by 24 hours.

II.1.1.	COPESUL does not oblige to supply ETHYLENE quantities in excess of the maximum annual consumption, the average monthly consumption, and the average hourly flow, set forth in item II.1 in this enclosure. The average hourly flow and the average monthly consumption might only be exceeded by POLIOLEFINAS if COPESUL agrees to the quantities indicated on POLIOLEFINAS’ monthly schedule.

II.1.1.1.	The instrument for implementing the settlement is POLIOLEFINAS’ monthly schedule, according to item II.2 in this enclosure, where should be indicated the days in which it will require the utilization of the maximum hourly flow and the respective quantities.

II.1.2.	The quantities supplied and consumed of ETHYLENE should, as much as possible, be constant. Since the flows of supply and consumption depend on the operating conditions of COPESUL’s and POLIOLEFINAS’ plants, the parties will endeavor their best efforts to coordinate their operations, aiming at equalizing the supply flows.

II.1.3.	The scale bottom consumption will be ascertained, multiplying the value of the measuring instrument’s scale bottom by the number of hours that the flow was maintained in such condition.

II.1.3.1.	This consumption will only be calculated if the supply conditions comply with the provisions in item I.6, in Enclosure I - QUALITY.

II.2.	POLIOLEFINAS should provide, on or before the 20th (twentieth) calendar day of every month, its consumption requirements, on hourly basis, for the subsequent 3 (three) months.

II.3.	On or before the 25th (twenty-fifth) calendar day of every month, COPESUL should confirm its possibility of ETHYLENE supply for the subsequent month.

II.4.	COPESUL and POLIOLEFINAS should promptly inform to the other party any significant change in the production/consumption level of ETHYLENE that occurred as a result of accidents and/or damages, and at least 6 (six) hours in advance, any event of reduction in the supply/consumption, determined for other reasons.

II.4.1.	If reductions in the supply take place, COPESUL will distribute the ETHYLENE proportionally to the maximum contracted quantity, on an annual basis, with each user of its raw materials Center. At such time, COPESUL will communicate to POLIOLEFINAS the maximum quantity available, on an hourly basis, and the respective period.

II.5.	If, for reasons other than those defined in items 4.4 and 7.2 in the contract, or

ETHYLENE supply reductions, POLIOLEFINAS does neither receive nor accept to purchase the minimum quantities set forth in item II.1, in this Enclosure, at the end of every calendar year, COPESUL will collect from POLIOLEFINAS the difference between the minimum annual consumption and the actual consumption of the ETHYLENE, at a unit price calculated at 40% (forty percent) of the ETHYLENE’s sale price in force on December 01 (one) of the respective calendar year.

II.6.	If, for reasons other than those defined in item 7.2 in the contract, or by POLIOLEFINAS’ fault, COPESUL is unable to supply the minimum quantities of ETHYLENE set forth in item Il.1, in this Enclosure, for each calendar year, COPESUL will incur a penalty calculated by applying the unit price, calculated at 40% (forty percent) of the sales price for the Resin produced by POLIOLEFINAS on December 01 (one), to the quantities not delivered.

II.7.	COPESUL will endeavor its best efforts to sell to other consumers the quantities of ETHYLENE not picked up by POLIOLEFINAS. In this specific condition, for purposes of application of item II.5, it will be collected from POLIOLEFINAS the effective amount of the loss ascertained by COPESUL.

CONTRACT RS-789/95 - ENCLOSURE III - METRICS

III.1.	For measuring and recording the quantities of ETHYLENE supplied to POLIOLEFINAS, for billing purposes, COPESLIL will utilize flow measuring, recording and totalizing instruments, named “Official Clocks”, all of brands and models established by the Technical Rule COPESUL N-IS-001-93a.

III.1.1.	Such clocks and ancillary equipment, required for their operation, are COPESUL’s property, installed at the Metrics Station located on POLIOLEFINE’s ground. COPESUL will be entitled to free access to such clocks, observing POLIOLEFINES’ rules and procedures, for any purposes. POLIOLEFINAS obliges to provide, continuously and with high priority, all utilities required for the operation of said station.

III.2.	In addition to the “Official Clocks”, POLIOLEFINAS will maintain at the Metrics Station the “User Clocks”, of brands and models necessarily equal to those of the “Official Clocks”.

III.2.1.	The range of the “Official Clocks” and the “User Clocks” should be established by the parties in consideration of the flows agreed upon.

III.3.	The verification of the quantities of ETHYLENE supplied will be effected daily by COPESUL and by POLIOLEFINAS at their respective Metrics Stations. COPESUL and POLIOLEFINAS will exchange information with respect to the quantities ascertained, still in the same day of the reading, except for weekends and holidays, so as to follow daily any discrepancy between the metrics systems.

III.3.1.	The hours for the clocks’ reading will be agreed to by the parties.

III.3.2.	The daily metrics bulletin and the graphic records of the quantities of EHYLENE supplied, ascertained by the “Official Clocks” and by the “User Clocks” should be available to the parties for any verification, up to 90 (ninety) days after the due date of the respective invoices.

III.4.	In the event of maintenance of the “Official Clocks”, the ascertainment will be performed by POLIOLEFINAS’ clocks, provided that the provisions in the Technical Rule COPESUL N- IS-001-93a are complied with.

III.4.1.	If the utilization of the “User Clocks” is not possible, COPESUL will adopt, for billing purposes, by mutual agreement with POLIOLEFINAS, one of the following methods:

a)	by COPESUL’s or POLIOLEFINAS’ internal clocks that comply with the Technical Rule COPESUL N-IS-001-93a;

b)	average hourly consumption between the last two readings deemed to be satisfactory, multiplied by the number of hours of the period in which the instruments remained inoperative or presented problems.

III.5.	A schedule for maintenance, checking and calibration of the “Official Clocks” and the “User Clocks” should be prepared by the contracting parties, anticipating their routine verification for a period of time not exceeding 90 (ninety) days.

III.5.1.	It is established that, if the testing of the instruments indicate differences of individual calibration up to the limits established in the Technical Rule COPESUL N-IS-001-93a, they will be deemed to be commercially accurate for purposes of measuring the quantities of ETHYLENE.

III.6.	The maintenance and checking of the “Official” and/or the “User” clocks will always be performed upon written notice to the other party, at least 2 (two) working days in advance, so as to allow that other party to send representatives for following the services. COPESUL and POLIOLEFINAS might, at any time, request the checking and calibration of the other party’s clocks.

III.6.1.	In the absence of a representative of the other party, the services will be performed, without entitling the absent party to any claim whatsoever.

III.6.2.	COPESUL and POLIOLEFINAS will provide copies of the calibration reports of their respective instruments, whenever requested by the contracting parties.

III.6.3.	If the checking and calibration of the instruments are requested by either party and the instruments are found to be accurate, the resulting costs will be paid by the requesting company.

III.7.	The “Official Clocks” and the “User Clocks” will be deemed to be suspect, and should be promptly checked and calibrated, whenever the daily differences between them show values in excess of 1% (one percent) in mass, observing the provisions in item Ill.5.1.

III.7.1.	Until evidence that the “Official Clocks” are not properly calibrated, the readings provided thereby will be adopted.

III.7.2.	If the “Official Clocks” are deemed to be out of gauge, COPESUL will consider the reading of the “User Clocks”, provided that upon calibration of both clocks (official and user’s), the relative difference is less than 1% (one percent) in mass.

III.7.3.	If the percentile limit in item III.7 is not verified upon calibration of both clocks, the quantities for billing purposes should be established by mutual agreement between the parties. This condition will last until the difference anticipated is obtained, at which time the quantities billed will be settled.

III.8.	It is deemed to be POLIOLEFINAS’ responsibility, the control of the consumption flows of ETHYLENE so as to prevent, by any possible means, that the devices utilized in the metrics systems work beyond the limits of their rated ranges, taking into consideration the supply conditions (pressure and temperature) defined in Enclosure I - QUALITY.

III.9.	If, in the future, COPESUL installs the intelligent metrics system, which will perform the tele-measuring of the ETHYLESE supplied to POLIOLEFINAS, complementing the conventional system for billing purposes, the parties will agree upon a new text for this enclosure.

CONTRACT RS-789/95 - ENCLOSURE IV - PRICES AND ADJUSTMENT

IV.1.	The prices to be practiced will be defined as of the price policy presently in force, approved by COPESUL’s Management Board .

IV.2.	The base for establishing the ETHYLENE price will be the apportionment of the excess margin to the total costs of the productive chain COPESUL-Second Generation Companies.

IV.3.	The establishment of the PETROCHEMICAL prices will be made on a monthly basis, for validity during the course of the month, provided that no changes occur in the price of COPESUL’s raw materials.

CONTRACT RS-789/95 - ENCLOSURE V - TERMS OF PAYMENT

V.1.	COPESUL will issue, daily, the billing documents (shippers-invoices) based on the quantities ascertained according to Enclosure IV - PRICES AND ADJUSTMENT.

V.2 -	POLIOLEFINAS will make the payments due by operation of this contract, on the same term practiced on COPESUL’s purchase of the petrochemical naphtha, or on the term agreed between the parties plus the financial charges.

V.3.	On the last day of every month, the quantities dealt with in item II.1.3. will be multiplied by 2.0 (two point zero) and added to the billing of the last day of the month defined in V.1.

V.4.	Payments effected after the due date will subject POLIOLEFINAS to a daily fee calculated over the amount of the invoice, at a rate that is the average of the market’s applicable rates, plus moratorium interest.

V.5.	Save previous negotiation, the non payment of the collection documents corresponding to the billings for 1 (one) month, will entitle COPESUL to interrupt the supply of ETHYLENE, irrespective of any notice to POLIOLEFINAS and without prejudice to the provisions in the Sixth Clause, up to the accomplishment of the corresponding obligation.

CONTRACT RS-789/95 - ENCLOSURE VI

COPESUL - COMPANHIA PETROQUÍMICA DO SUL

TECHNICAL RULE

N-IS-001-93a

General rule for measuring COPESUL,’s petrochemical products and utilities, with the industrial units of the Southern Petrochemical Pole, in Triunfo - RS.

3rd ISSUE

1993

COMMITTEE’ S MEMBERS :

Luiz Antonio Silveira Braghirolli - CREA No. 50 792
Nestor Augusto Schaedler - CREA No. 35 936
Paulo Barbosa Biancamano - CREA No. 27 235

Describer(s):

Metrics, Utility, Petrochemical Product